Exhibit 3.2

AMENDED AND RESTATED

LIMITED LIABILITY COMPANY AGREEMENT OF

ROUSE LLC

This Amended and Restated Limited Liability Company Agreement (this “Agreement”) of Rouse LLC (the “Company”) is entered into and effective as of this 12th day of November, 2004, by GGP Limited Partnership, a Delaware limited partnership, as member (the “Member”).

WHEREAS, General Growth Properties, Inc. (the “Former Member”) formed the Company as a limited liability company pursuant to and in accordance with the Delaware Limited Liability Company Act (6 Del. C. § 18-101, et seq.), as amended from time to time (the “Act”);

WHEREAS, the Former Member contributed 100% of its membership interest in the Company to the Member pursuant to a Contribution Agreement, dated as of November 12, 2004, between the Former Member and the Member;

WHEREAS, the Member now desires to amend and restate the original limited liability company agreement of the Company as set forth in this Agreement.

NOW THEREFORE, the Member, by execution of this Agreement, does hereby agree as follows:

1.       Name.  The name of the limited liability company is Rouse LLC.

2.       Purpose.  The Company is formed for the object and purpose of, and the nature of the business to be conducted and promoted by the Company is, engaging in any lawful act or activity for which limited liability companies may be formed under the Act, including, without limitation, purchasing, investing in, financing, selling and otherwise dealing with direct and indirect interests in real estate assets (including loans secured by or relating to real estate assets or interests therein), other assets and in companies or entities owning such assets, and engaging in any and all activities necessary or incidental to the foregoing.  Without limitation of the foregoing, the Company is specifically authorized to acquire, hold, encumber, pledge, deal with and dispose of a general partner interest in Rouse LP, and to exercise any and all authority, rights, remedies and powers relating thereto or in connection therewith and to serve as the general partner of Rouse LP.

3.       Powers.  In furtherance of its purposes, but subject to all of the provisions of this Agreement, the Company shall have the power and is hereby authorized to:

(a)     acquire by purchase, lease, contribution of property or otherwise, own, hold, sell, convey, transfer or dispose of any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purpose of the Company;

(b)     act as a trustee, executor, nominee, bailee, director, officer, agent or in some other fiduciary capacity for any person or entity and to exercise all of the powers, duties, rights and responsibilities associated therewith;

(c)     take any and all actions necessary, convenient or appropriate as trustee, executor, nominee, bailee, director, officer, agent or other fiduciary, including the granting or approval of waivers, consents or amendments of rights or powers relating thereto and the execution of appropriate documents to evidence such waivers, consents or amendments;

(d)     operate, purchase, maintain, finance, improve, own, sell, convey, assign, mortgage, lease or demolish or otherwise dispose of any real or personal property which may be necessary, convenient or incidental to the accomplishment of the purposes of the Company;

(e)     borrow money and issue evidences of indebtedness in furtherance of any or all of the purposes of the Company or give guaranties or indemnities in respect of indebtedness or obligations of the Company or any other person, and secure the same by mortgage, pledge or other lien on the assets of the Company;

(f)      invest any funds of the Company pending distribution or payment of the same pursuant to the provisions of this Agreement;

(g)     prepay in whole or in part, refinance, recast, increase, modify or extend any indebtedness of the Company and, in connection therewith, execute any extensions, renewals or modifications of any mortgage or security agreement securing such indebtedness;

(h)     enter into, perform and carry out any and all agreements, guaranties, indemnities or contracts of any kind, including, without limitation, contracts with any person or entity affiliated with the Member, necessary to, in connection with, convenient to, or incidental to the accomplishment of the purposes of the Company;

(i)      employ or otherwise engage employees, managers, contractors, advisors, attorneys and consultants and pay reasonable compensation for such services;

(j)      enter into partnerships, limited liability companies, trusts, associations, corporations or other ventures with other persons or entities in furtherance of the purposes of the Company;

(k)     do any of the foregoing in the name and on behalf of Rouse LP in the Company’s capacity as the general partner of Rouse LP;

(l)      have and exercise all of the powers, rights, remedies, and authority conferred upon, granted to, or vested in, the Company as general partner of Rouse LP; and

(m)    do such other things and engage in such other activities related to the foregoing as may be necessary, convenient or incidental to the conduct of the business of the Company (including in its capacity as the general partner of Rouse LP), and have and exercise all of the powers and rights conferred upon limited liability companies formed pursuant to the Act.

4.       Certificates.  The Member or any Manager shall have the right, power, and authority to execute, deliver and file any other certificates (and any amendments and/or restatements thereof) necessary for the Company to qualify to do business in a jurisdiction in which the Company may wish to conduct business.

5.       Registered Office.  The address of the registered office of the Company in the State of Delaware is 2711 Centerville, Suite 400, Wilmington, Newcastle County, Delaware 19808.

6.       Registered Agent.  The name and address of the registered agent of the Company for service of process on the Company in the State of Delaware is Corporation Service Company, 2711 Centerville, Suite 400, Wilmington, Newcastle County, Delaware 19808.

7.       Fiscal Year.  The fiscal year of the Company for financial statement and federal income tax purposes shall be the calendar year or shall end on such other date determined by the Board of Managers.

8.       Member.  The name of the Member is as set forth above in the preamble to this Agreement.

9.       Management and Control.  The Company shall be managed by a Board of Managers appointed by the Member (with the initial such appointment being effective pursuant to Section 10(a) hereto), which shall have the right, power, authority and discretion to conduct the business and affairs of the Company and to take any and all actions (including, without limitation, executing, delivering and performing on behalf of the Company (in its individual capacity or its capacity as the general partner of Rouse LP) any and all agreements, instruments, certificates or other documents) and do any and all things necessary, desirable, convenient or incidental to carry on the business and purposes of the Company, including, without limitation, (i) to incur debt on behalf of the Company, (ii) to acquire or sell any assets of the Company, (iii) to provide indemnities or guaranties in the name and on behalf of the Company, (iv) to enter into, perform and carry out agreements, instruments, guaranties, indemnities, and contracts of any kind, including, without limitation, contracts with any person or entity affiliated with the Company, necessary to, in connection with, convenient to or incidental to the accomplishment of the purposes of the Company, (v) to take any and all actions (including, without limitation, executing, delivering and performing on behalf of the Company (in its individual capacity or its capacity as the general partner of Rouse LP) any and all agreements, instruments, certificates or other documents) necessary, desirable, convenient or incidental for the purpose of carrying out or exercising any of the powers of the Company described in Section 3 above, (vi) to carry out or exercise any of the rights, powers or authority of Rouse LP under the Partnership Agreement or any other agreement, instrument or document, and (vii) to take any and all other actions the Board of Managers deem necessary, desirable, convenient or incidental for the furtherance of the objects and purposes of the Company or Rouse LP, and shall have and may exercise all of the powers and rights conferred upon a manager of a limited liability company formed pursuant to the Act.

10.     Managers.

(a)     Appointment and Removal of Managers.  The Member shall have the power to set from time-to-time the number of Managers, to remove any Manager (with or without cause and for any reason or no reason) and/or to appoint a Manager by delivering notice to the Company, which removal or appointment shall become effective immediately upon receipt by the Company of such notice.  The Managers shall not have the authority to appoint additional or successor Managers.  A Manager may resign at any time by providing prior written notice of such resignation to the Company and the Member.  The initial Managers shall be John Bucksbaum, Bernard Freibaum and Robert A. Michaels, each of whom is hereby appointed by the Member as a Manager as contemplated by Section 9 above.

(b)     Meetings.  Meetings of the Board of Managers may be called by any Manager on at least five (5) business days’ prior written notice of the time and place of such meeting; provided, however, that such notice requirement shall be deemed waived by any Manager who is present at the commencement of any such meeting.  Meetings may be held at any place designated from time to time by the Board of Managers.

(c)     Quorum; Vote Required for Action.  At all meetings of the Board of Managers, a majority of the Managers shall constitute a quorum for the transaction of business and the act of a majority of the Managers present at any meeting at which there is a quorum shall be the act of the Board of Managers.  If a quorum shall not be present at any meeting of the Board of Managers, the Managers present at such meeting may adjourn the meeting from time to time, without notice other than announcement at the meeting, until a quorum shall be present.

(d)     Written Consents.  Any action required or permitted to be taken at any meeting of the Board of Managers may be taken without a meeting if a majority of the Managers consent thereto in writing (by either manual or facsimile signature).  Copies of all written consents shall be filed in the Company’s records.

(e)     Electronic Communications.  Any Manager may participate in any meetings of the Board of Managers by means of telephone conference or similar communications equipment that allows all persons participating in the meeting to hear each other, and such participation in a meeting shall constitute presence in person at the meeting.  If all the participants are participating by telephone conference or similar communications equipment, the meeting shall be deemed to be held at the principal place of business of the Company.

(f)      Compensation of Managers; Expenses.  The Member shall have the authority to fix the compensation of the Managers.  The Managers may be paid their expenses, if any, of attendance at meetings of the Managers, which may be a fixed sum for attendance at each meeting or a stated salary as Manager.  No such payment shall preclude any Manager from serving the Company in any other capacity and receiving compensation therefor.

(g)     Managers as Agents.  The Managers, to the extent of their powers set forth in this Agreement and subject to Section 10(a), are agents of the Company for the purpose of conducting the business and affairs of the Company, and the actions of the Managers taken in accordance with such powers shall bind the Company.  Any third party dealing with any Manager shall be entitled to conclusively presume and rely upon (without making inquiry of any kind) any contracts, certificates, agreements, instruments or other documents executed and any other actions taken as being properly authorized by the Company.

11.     Officers.

(a)     The initial officers of the Company (each, an “Officer”) are listed in Exhibit A hereto.  The Board of Managers may appoint one or more additional or successor Officers, including, without limitation, a President, a Chief Executive Officer, a Chief Operating Officer, a Secretary, a Treasurer, one or more Vice Presidents and one or more Assistant Secretaries, and Assistant Vice Presidents.  Any two or more offices may be held by the same person.  Each such Officer shall have delegated to him or her the authority and power to execute and deliver on behalf of the Company (and to cause the Company to perform) any and all such contracts, certificates, agreements, instruments and other documents, and to take any such action, as the Board of Managers deems necessary or appropriate, all as may be set forth in a written delegation of authority executed by the Board of Managers.  In addition, unless the Board of Managers decides otherwise, if the title given to such Officer is one commonly used for the officers of a business corporation formed under the Delaware General Corporation Law, the assignment of such title shall constitute the delegation to such person of the authorities and duties that are normally associated with that office.  The Officers shall serve at the pleasure of the Board of Managers, and the Board of Managers may remove any person as an Officer and/or appoint additional persons as Officers, as the Board of Managers deems necessary or desirable.  Any Officer may resign at any time by giving written notice of such resignation to the Board of Managers.  Unless otherwise specified in such written notice, such resignation shall take effect upon receipt thereof the Board of Managers and the acceptance of such resignation shall not be necessary to make it effective.  Any person or entity dealing with the Company may conclusively presume that an Officer specified in such a written delegation of authority who executes a contract, certificate, agreement, instrument or other document on behalf of the Company has the full power and authority to do so and each such document shall, for all purposes, be duly authorized, executed and delivered by the Company upon execution and delivery by such Officer.

(b)     The Officers, to the extent of their powers set forth in this Agreement or otherwise vested in them by action of the Board of Managers not inconsistent with this Agreement, are agents of the Company for the purpose of conducting the business and affairs of the Company, and the actions of any Officer taken in accordance with such powers shall bind the Company and any third party dealing with such Officer shall be entitled to rely conclusively (without making inquiry of any kind) on any actions so taken as being properly authorized by the Company.

12.     Exculpation and Indemnification.  No Manager, Member or Officer or other authorized agent of the Company shall be liable to the Company, or any other person or entity who has an interest in the Company, for any loss, damage or claim incurred by reason of any act or omission performed or omitted by such person in good faith on behalf of the Company and in a manner reasonably believed to be within the scope of the authority conferred on such person by this Agreement, except that such person shall be liable for any such loss, damage or claim incurred by reason of such person’s willful misfeasance or bad faith.  In the event that any Member, or any of its direct or indirect partners, members, stockholders, other equity owners or controlling persons, or any directors, managing directors, managers (including any Manager), officers (including any Officer), employees, agents, trustees, incorporators, organizers, affiliates or controlling persons of any of the foregoing (collectively, the “Indemnified Persons”; and each an “Indemnified Person”), becomes involved, in any capacity, in any threatened, pending or completed, action, suit proceeding or investigation, in connection with any matter arising out of or relating to the Company’s business or affairs, to the fullest extent permitted by applicable law, any legal and other expenses (including the cost of any investigation and preparation) incurred by such Indemnified Person in connection therewith shall, from time to time, be advanced by the Company prior to the final disposition of such action, suit, proceeding or investigation upon receipt by the Company of an undertaking by or on behalf of the Indemnified Person to repay such amount if it shall ultimately be determined that such Indemnified Person is not entitled to be indemnified by the Company in connection with such action, suit proceeding or investigation as provided in the exception contained in the next succeeding sentence.  To the fullest extent permitted by law, the Company also will indemnify and hold harmless an Indemnified Person against any losses, claims, damages, liabilities, obligations, penalties, actions, judgments, suits, proceedings, costs, expenses and disbursements of any kind or nature whatsoever (collectively, “Costs”), to which such an Indemnified Person may become subject in connection with any matter arising out of or in connection with the Company’s business or affairs, except to the extent that any such Costs result solely from the willful misfeasance or bad faith of such Indemnified Person.  If for any reason (other than the willful misfeasance or bad faith of such Indemnified Person) the foregoing indemnification is unavailable to such Indemnified Person, or insufficient to hold it harmless, then the Company shall contribute to the amount paid or payable by such Indemnified Person as a result of such Costs in such proportion as is appropriate to reflect not only the relative benefits received by the Company on the one hand and such Indemnified Person on the other hand but also the relative fault of the Company and such Indemnified Person, as well as any relevant equitable considerations.  The reimbursement, indemnity and contribution obligations of the Company under this Section 12 shall be in addition to any liability which the Company may otherwise have to any Indemnified Person and shall be binding upon and inure to the benefit of any successors, assigns, heirs and personal representatives of the Company and any Indemnified Person.  The reimbursement, indemnity and contribution obligations of the Company under this Section 12 shall be limited to the Company’s assets, and no Member shall have any personal liability on account thereof.  The foregoing provisions shall survive any termination of this Agreement.

13.     Member Shall Not Have Power to Bind Company.  Except as provided herein, the Member shall not transact business for the Company nor shall the Member have the power or authority to sign, act for or bind the Company, all of such powers being vested solely and exclusively in the Board of Managers and their delegates, as described herein.  The Member shall not hold itself out to be responsible for the decisions or actions respecting the daily business and affairs of the Company.

14.     Dissolution.  The Company shall dissolve, and its affairs shall be wound up upon the first to occur of the following:  (a) the written consent of the Member and (b) the entry of a decree of judicial dissolution under Section 18-802 of the Act.

The bankruptcy (as defined in Section 18-101(1) and 18-304 of the Act) of the Member shall not cause the Member to cease to be a member of the Company and upon the occurrence of such an event, the business of the Company shall continue without dissolution.

In the event of dissolution, the Company shall conduct only such activities as are necessary to wind up its affairs (including the sale of the assets of the Company in an orderly manner), and the assets of the Company shall be applied in such manner, and in such order of priority, as determined by the Board of Managers, subject to any requirements of the Act.

15.     Capital Contributions.  The Member has contributed amounts in cash and other property to the Company as set forth in the books and records of the Company.

16.     Treatment for Tax Purposes.  It is the intention of the Member that the Company be disregarded as a separate entity for federal, state and local tax purposes.

17.     Additional Contributions.  The Member is not required to make any additional capital contribution to the Company but may in its sole discretion elect to do so.

18.     Allocation of Profit and Losses.  All of the Company’s profits and losses shall be allocated to the Member.

19.     Distributions. Distributions shall be made to the Member at the times and in the aggregate amounts determined by the Board of Managers.

20.     Assignments.  The Member may transfer or assign in whole or in part its limited liability company interest.

21.     Admission of Additional Members.  One or more additional Members of the Company may be admitted to the Company with the consent of the Member.

22.     Amendments.  This Agreement may not be modified, altered, supplemented or amended except pursuant to a written agreement executed and delivered by the Member.

23.     Limited Liability.  Except as otherwise provided by the Act, the debts, obligations and liabilities of the Company, whether arising in contract, tort or otherwise, shall be solely the debts, obligations and liabilities of the Company, and the Member, the Officers and the Managers shall not be obligated personally for any such debt, obligation or liability of the Company solely by reason of being a Member, an Officer or a Manager of the Company.

24.     No Third Party Beneficiaries.  The right or obligation of the Member to call for any capital contribution or to make a capital contribution or otherwise to do, perform, satisfy or discharge any liability or obligation of the Member hereunder, or to pursue any other right or remedy hereunder or at law or in equity, shall not confer any right or claim upon or otherwise inure to the benefit of any creditor or other third party having dealings with the Company; it being understood and agreed that the provisions of this Agreement shall be solely for the benefit of, and may be enforced solely by, the parties hereto and their respective successors and assigns except as may be otherwise agreed to by the Company in writing with the prior written approval of the Member.

25.     GOVERNING LAW.  THIS AGREEMENT SHALL BE GOVERNED BY, AND CONSTRUED UNDER, THE LAWS OF THE STATE OF DELAWARE, ALL RIGHTS AND REMEDIES BEING GOVERNED BY SAID LAWS, WITHOUT REGARD TO PRINCIPLES OF CONFLICT OF LAWS.

26.   Interests and Certificates.

(a)   Interests.

Each limited liability company interest in the Company shall constitute a “security” within the meaning of Section 8-102(a)(15) of the Uniform Commercial Code as in effect from time to time in the States of Delaware and New York (and each limited liability company interest in the Company shall be treated as such a “security” for all purposes, including, without limitation, perfection of a security interest therein under Article 8 of the applicable Uniform Commercial Code).

(b)   Certificates.

(i)    Upon the issuance of limited liability company interests in the Company to any person or entity in accordance with the provisions of this Agreement, without any further act, vote or approval of any Member, Manager, Officer or any person or entity, the Company shall issue one or more certificates in the name of such person or entity substantially in the form of Exhibit B hereto (a “Certificate”), which evidences the ownership of the limited liability company interests in the Company of such person or entity.  Each such Certificate shall be denominated in terms of the percentage of the limited liability company interests in the Company evidenced by such Certificate and shall be signed by an Officer on behalf of the Company.

(ii)   Without any further act, vote or approval of any Member, Manager, Officer or any person or entity, the Company shall issue a new Certificate in place of any Certificate previously issued if the holder of the limited liability company interests in the Company represented by such Certificate, as reflected on the books and records of the Company;

(A)        makes proof by affidavit, in form and substance satisfactory to the Company, that such previously issued Certificate has been lost, stolen or destroyed;

(B)         requests the issuance of a new Certificate before the Company has notice that such previously issued Certificate has been acquired by a purchaser for value in good faith and without notice of an adverse claim;

(C)         if requested by the Company, delivers to the Company a bond, in form and substance satisfactory to the Company, with such surety or sureties as the Company may direct, to indemnify the Company against any claim that may be made on account of the alleged loss, destruction or theft of the previously issued Certificate; and

(D)        satisfies any other reasonable requirements imposed by the Company.

(iii)  Upon a Member’s transfer in accordance with the provisions of this Agreement of any or all limited liability company interests in the Company represented by a Certificate, the transferee of such limited liability company interests in the Company shall deliver such Certificate to the Company for cancellation (executed by such transferee on the reverse side thereof), and the Company shall thereupon issue a new Certificate to such transferee for the percentage of limited liability company interests in the Company being transferred and, if applicable, cause to be issued to such Member a new Certificate for that percentage of limited liability company interests in the Company that were represented by the canceled Certificate and that are not being transferred.

(c)        Registration of Limited Liability Company Interests.

The Company shall maintain books for the purpose of registering the transfer of limited liability company interests.  Notwithstanding any provision of this Agreement to the contrary, a transfer of limited liability company interests requires delivery of an endorsed Certificate and shall be effective upon registration of such transfer in the books of the Company.

[Signatures begin on following page]

IN WITNESS WHEREOF, the undersigned, intending to be legally bound hereby, has duly executed this Limited Liability Company Agreement as of the date first above written.  Pursuant to Section 18-201(d) of the Act, this Agreement shall be effective as of the date hereof.

MEMBER:

GGP LIMITED PARTNERSHIP

By:	General Growth Properties, Inc., its General Partner

	By:	/s/ Bernard Freibaum
		Name:	Bernard Freibaum
		Title:	Executive Vice President & CFO

Exhibit A

Initial Officers of the Company

John Bucksbaum	Chief Executive Officer
Robert A. Michaels	President
Bernard Freibaum	Vice President and Treasurer
Ronald L. Gern	Vice President and Secretary
Howard A. Sigal	Assistant Secretary
Carol A. Williams	Assistant Secretary
Linda J. Wight	Assistant Secretary
Michael Chimitris	Assistant Secretary

Exhibit B

CERTIFICATE EVIDENCING LIMITED LIABILITY COMPANY INTERESTS

OF

ROUSE LLC

THE SECURITY EVIDENCED HEREBY HAS NOT BEEN AND WILL NOT BE REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED, OR UNDER THE SECURITIES OR BLUE SKY LAWS OF ANY STATE.  THE HOLDER OF THIS CERTIFICATE, BY ITS ACCEPTANCE HEREOF, REPRESENTS THAT IT IS ACQUIRING THIS SECURITY FOR INVESTMENT AND NOT WITH A VIEW TO ANY SALE OR DISTRIBUTION HEREOF.  ANY TRANSFER OF THIS CERTIFICATE OR ANY LIMITED LIABILITY COMPANY INTEREST REPRESENTED HEREBY IS SUBJECT TO THE TERMS AND CONDITIONS OF THE LIMITED LIABILITY COMPANY AGREEMENT (AS DEFINED BELOW) AND CAN BE EFFECTED ONLY AFTER COMPLIANCE WITH ALL THOSE TERMS AND CONDITIONS AND THE PRESENTATION TO THE COMPANY OF THIS CERTIFICATE, ACCOMPANIED BY AN ASSIGNMENT IN THE FORM APPEARING ON THE REVERSE SIDE OF THIS CERTIFICATE, DULY COMPLETED AND EXECUTED BY AND ON BEHALF OF THE TRANSFEROR IN SUCH TRANSFER, AND AN APPLICATION FOR TRANSFER IN THE FORM APPEARING ON THE REVERSE SIDE OF THIS CERTIFICATE, DULY COMPLETED AND EXECUTED BY AND ON BEHALF OF THE TRANSFEREE IN SUCH TRANSFER.  INVESTORS SHOULD BE AWARE THAT THEY MAY BE REQUIRED TO BEAR THE FINANCIAL RISKS OF THEIR INVESTMENT FOR AN INDEFINITE PERIOD OF TIME.

IN ADDITION TO THE FOREGOING, THIS CERTIFICATE IS SUBJECT TO RESTRICTIONS ON TRANSFER DESCRIBED IN THAT CERTAIN GUARANTEE AND PLEDGE AGREEMENT, DATED AS OF NOVEMBER 12, 2004, MADE BY GGP LIMITED PARTNERSHIP, GENERAL GROWTH PROPERTIES, INC. AND ROUSE LLC IN FAVOR OF THE ADMINISTRATIVE AGENT (AS DEFINED THEREIN) FOR THE RATABLE BENEFIT OF THE LENDERS (AS DEFINED THEREIN).  A COPY OF SUCH GUARANTEE AND PLEDGE AGREEMENT IS AVAILABLE FROM THE COMPANY UPON WRITTEN REQUEST TO THE COMPANY AT ITS PRINCIPAL PLACE OF BUSINESS.

Certificate No.: [•]	Percentage Interest: [•]%

Rouse LLC, a Delaware limited liability company (the “Company”), hereby certifies that [•], a [•] (together with any assignee of this Certificate, the “Holder”), is the registered owner of [•] percent ([•]%) of the limited liability company interests in the Company.  The rights, powers, preferences, restrictions and limitations of the limited liability company interests in the Company are set forth in, and this Certificate and the limited liability company interests in the Company represented hereby are issued and shall in all respects be subject to the terms and provisions of, the Amended and Restated Limited Liability Company Agreement of the Company, dated as of November 12, 2004, as the same may be further amended or restated from time to time (the “Limited Liability Company Agreement”).  By acceptance of this Certificate, and as a condition to being entitled to any rights and/or benefits with respect to the limited liability company interests evidenced hereby, the Holder is deemed to have agreed to comply with and be bound by all the terms and conditions of the Limited Liability Company Agreement.  The Company will furnish a copy of the Limited Liability Company Agreement to the Holder without charge upon written request to the Company at its principal place of business.

Each limited liability company interest in the Company shall constitute a “security” within the meaning of Section 8-102(a)(15) of the Uniform Commercial Code as in effect from time to time in the States of Delaware and New York (and each limited liability company interest in the Company shall be treated as such a “security” for all purposes, including, without limitation, perfection of a security interest therein under Article 8 of the applicable Uniform Commercial Code).

This Certificate and the limited liability company interests evidenced hereby shall be governed by and construed in accordance with the laws of the State of Delaware without regard to principles of conflicts of laws.

IN WITNESS WHEREOF, the Company has caused this Certificate to be executed as of the date set forth below.

ROUSE LLC

Dated:	By:
Name:
Title:

(REVERSE SIDE OF CERTIFICATE)

ASSIGNMENT OF INTERESTS

FOR VALUE RECEIVED, the undersigned hereby sells, assigns and transfers unto                                                            (print or typewrite name of transferee),                                                    (insert Social Security or other taxpayer identification number of transferee), the following specified percentage of limited liability company interests in the Company:                                           (identify the percentage interest being transferred) effective as of the date specified in the Application for Transfer of Interests below, and irrevocably constitutes and appoints                                                 and its authorized officers, as attorney-in-fact, to transfer the same on the books and records of the Company, with full power of substitution in the premises.

Dated:	Signature:
(Transferor)

Address:

APPLICATION FOR TRANSFER OF INTERESTS

The undersigned applicant (the “Applicant”) hereby (a) applies for a transfer of the percentage of limited liability company interests in the Company described above (the “Transfer”) and applies to be admitted to the Company as a substitute member of the Company, (b) agrees to comply with and be bound by all of the terms and provisions of the Limited Liability Company Agreement, (c) represents that the Transfer complies with the terms and conditions of the Limited Liability Company Agreement, (d) represents that the Transfer does not violate any applicable laws and regulations, and (e) agrees to execute and acknowledge such instruments (including, without limitation, a counterpart of the Limited Liability Company Agreement), in form and substance satisfactory to the Company, as the Company reasonably deems necessary or desirable to effect the Applicant’s admission to the Company as a substitute member of the Company and to confirm the agreement of the Applicant to be bound by all the terms and provisions of the Limited Liability Company Agreement with respect to the limited liability company interests in the Company described above.

The Applicant directs that the foregoing Transfer and the Applicant’s admission to the Company as a substitute member shall be effective as of                                                .

Name of Transferee (Print)

Dated:	Signature:
(Transferee)
Address:

The Company has determined (a) that the Transfer described above is permitted by the Limited Liability Company Agreement, (b) hereby agrees to effect such Transfer and the admission of the Applicant as a substitute member of the Company effective as of the date and time directed above, and (c) agrees to record, as promptly as possible, in the books and records of the Company the admission of the Applicant as a substitute member.

ROUSE LLC

By:
Name:
Title: